UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2010

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway
Farmington Hills, MI 48334
(Address of principal executive offices)

Registrant's telephone number, including area code:  (248) 737-4190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2010, Agree Realty Corporation (the “Company”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were:

(i)	for the election of three directors of the Company to serve until the annual meeting of stockholders in 2013; and

(ii)	the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for 2010.

The three nominees were elected and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Joey Agree	4,909,243	173,355	0	2,273,259
Leon M. Schurgin	4,089,200	993,398	0	2,273,259
William S. Rubenfaer	4,392,133	690,465	0	2,273,259

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,313,697	20,897	21,264	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: May 11, 2010	BY:	/s/ Kenneth R. Howe
Kenneth R. Howe
Vice President, Finance and Secretary